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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1997 included in Form 10-K of Caraustar Industries, Inc. for the year ended December 31, 1996, our report dated August 12, 1996 included in Form 8-K/A of Caraustar Industries, Inc. filed September 25, 1996, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Atlanta, Georgia

May 19, 1997